CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement and Prospectus on Form S-3 of our report dated March 30, 1998, accompanying the consolidated financial statements of Air Packaging Technologies, Inc. in its December 31, 1999 annual Report on Form 10-K. We also consent to the use of our name and the statements with respect to us, appearing under the heading "Experts" in the prospectus.




/s/ Hein + Associates LLP

Hein + Associates LLP
Certified Public Accountants

Orange, California

Dated November 15, 2000